Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the report of Fresenius Medical Care AG & Co. KGaA (the “Company”) on Form 6-K furnished for the month of November 2009 containing its unaudited financial statements as of September 30, 2009 and for the nine-month periods ending September 30, 2009 & 2008, as submitted to the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Dr. Ben J. Lipps, Chief Executive Officer and Acting Chief Financial Officer of the Company, certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:
/s/  Dr. Ben J. Lipps
Dr. Ben J. Lipps
Chief Executive Officer,
Acting Chief Financial Officer and
Chairman of the Management Board of the
General Partner

November 3, 2009